Exhibit 3.1

August 28, 2026 m+ funds Trust c/o Alaia Capital, LLC 60 East 42nd Street, 26th Floor New York, New York 10165	Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

Re: m+ funds Trust

Ladies and Gentlemen:

We have acted as counsel to m+ funds Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of units of m+ Buffer 20 Fund, m+ funds Trust, Series 1-60, a series of the Trust.

In rendering this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(1)       Amendment No. 2 to the Registration Statement (the “Registration Statement”) on Form S-6, including a prospectus (the “Prospectus”) relating to the units of undivided beneficial interests in m+ Buffer 20 Fund, m+ funds Trust, Series 1-60 series of the Trust (each, a “Unit”), filed by the Trust with the Securities and Exchange Commission (the “Commission”) on or about August 28, 2026.

(2)       the Certificate of Trust of the Trust (the “Certificate of Trust”), as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 19, 2019;

(3)       the Master Trust Agreement, dated as of December 18, 2019 , among Cowen Prime Services, LLC (the original depositor), Alaia Capital, LLC (the “Company”) and The Bank of New York Mellon (the “Trustee”), as amended on September 24, 2021, by and among Cowen and Company, LLC (as successor in interest to Cowen Prime Service, LLC), the Company, iCapital Markets LLC (formerly known as Axio Financial LLC), as successor depositor (the “Depositor”) and the Trustee, and as further amended on September 8, 2022 by and among iCapital Markets LLC (formerly known as Axio Financial LLC), as Depositor and evaluator, Alaia Capital, LLC, as portfolio consultant and supervisor, and the Trustee (as so amended, the “Master Trust Agreement”);

(4)       a form of Series Trust Agreement (the “Series Trust Agreement”), to be entered into among the Depositor, the Company and the Trustee with respect to m+ Buffer 20 Fund, m+ funds Trust, Series 1-60 series of the Trust, which is an exhibit to the Registration Statement;

August 28, 2026

(5)       the Standard Terms and Conditions of Trust for m+ funds Trust dated February 6, 2020 (the “Standard Terms” and, together with the Master Trust Agreement and the Series Trust Agreement, the “Trust Agreement”), entered into among the Depositor, the Company and the Trustee, which is to be incorporated by reference into the Series Trust Agreement and a form of which is an exhibit to the Registration Statement; and

(6)       Certificate of Good Standing for the Trust, dated August 27, 2026 obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have also assumed:

(i)       that the Series Trust Agreement will be executed and delivered by the parties thereto in substantially the form reviewed by us and that when the Units are issued, the Master Trust Agreement, the Series Trust Agreement, the Standard Terms and the Certificate of Trust will be in full force and effect and will not have been amended;

(ii)       the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust) examined by us under the laws of the jurisdiction governing its organization or formation;

(iii)       the legal capacity of natural persons who are signatories to the documents examined by us;

(iv)       that each of the parties to the documents (other than the Trust) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents;

(v)       the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust) examined by us;

(vi)       that the Units will be duly issued and sold to Persons (collectively, the “Unitholders”) in accordance with the Trust Agreement and the Registration Statement; and

(vii)       the Trustee shall have received on behalf of the Trust the assets to be delivered to it pursuant to the Series Trust Agreement.

No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Units. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

August 28, 2026

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. In rendering this opinion, without independent verification, and with your permission, we have relied solely upon an opinion of Richards, Layton & Finger, P.A. (the “Local Counsel Opinion”), special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Units, and our opinion is subject to the assumptions, qualifications, limitations and exceptions set forth in the Local Counsel Opinion, which are incorporated herein by reference.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

(1)       The Trust is validly existing in good standing as a statutory trust under the Statutory Trust Act.

(2)        The Units of the Trust will represent valid and fully paid and nonassessable beneficial interests in the assets of the Trust.

This opinion is not to be quoted in whole or in part, summarized or otherwise referred to, nor is not to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Mayer Brown LLP

/s/ Mayer Brown LLP

August 28, 2026

Mayer Brown LLP

1221 Avenue of the Americas
New York, NY 10020-1001

Re:	m+ funds Trust

We have acted as special Delaware counsel for m+ funds Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	Amendment No. 2 to the Registration Statement (the “Registration Statement”) on Form S-6, including a preliminary prospectus (the “Prospectus”) relating to the units of undivided beneficial interests in m+ funds Trust, Series 1-60 series of the Trust (each, a “Unit”), filed by the Trust with the Securities and Exchange Commission (the “Commission”) on or about August 28, 2026;

(b)	The Certificate of Trust of the Trust (the “Certificate of Trust”), as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 18, 2019;

(c)	The Master Trust Agreement, dated as of December 18, 2019, among Cowen Prime Services, LLC, (the “Original Depositor”) , Alaia Capital, LLC (the “Company”) and The Bank of New York Mellon (the “Trustee”), as amended by Amendment No. 1 to the Master Trust Agreement, dated as of September 24, 2021, among Cowen and Company, LLC (as successor in interest to Cowen Prime Services, LLC), as the Original Depositor, iCapital Markets, LLC (formerly known as Axio Financial, LLC), as the successor depositor (the “Depositor”), the Company and the Trustee, as further amended by Amendment No. 2 to the Master Trust Agreement, dated as of September 8, 2022, among the Depositor, the Company and the Trustee (as amended, the “Master Trust Agreement”);

(d)	A form of Series Trust Agreement (the “Series Trust Agreement”), to be entered into among the Depositor, the Company and the Trustee with respect to m+ funds Trust, Series 1-60 series of the Trust, filed as an exhibit to the Registration Statement;

Mayer Brown LLP

August 28, 2026

(e)	The Standard Terms and Conditions of Trust for ALAIA Market Linked Trust dated February 6, 2020 (the “Standard Terms” and, together with the Master Trust Agreement and the Series Trust Agreement, the “Trust Agreement”), entered into among the Original Depositor, the Company and the Trustee, which is to be incorporated by reference into the Series Trust Agreement and a form of which is filed as an exhibit to the Registration Statement; and

(f)	A Certificate of Good Standing for the Trust, dated August 27, 2026, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Series Trust Agreement and the Standard Terms will be executed and delivered by the parties thereto in substantially the forms reviewed by us and that when the Units are issued the Master Trust Agreement, the Series Trust Agreement, the Standard Terms and the Certificate of Trust will be in full force and effect and will not have been amended, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust) examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents (other than the Trust) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust) examined by us, (vi) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (vii) that the Units will be duly issued and sold to Persons (collectively, the “Unitholders”) in accordance with the Trust Agreement and the Registration Statement and (viii) the Trustee shall have received on behalf of the Trust the assets to be delivered to it pursuant to the Series Trust Agreement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Mayer Brown LLP

August 28, 2026

Based upon the foregoing, and upon our examination of such questions of laws and rules, regulations and orders thereunder as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.       The Trust is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2.       The Units of the Trust will represent valid and fully paid and nonassessable beneficial interests in the assets of the Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/CZD